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                                                                    Exhibit 4.30

                                CITIGROUP INC.


                                       AND

                            THE CHASE MANHATTAN BANK

                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of September 6, 2001

            Supplemental to Indenture dated as of October 7, 1996
                        providing for the issuance of
                                 Debt Securities


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      SECOND SUPPLEMENTAL INDENTURE, dated as of September 6, 2001 (the "Second
Supplemental Indenture"), between Citigroup Inc. (formerly Travelers Group Inc.), a Delaware corporation (the "Company"), and The Chase Manhattan Bank, a New York banking association, as trustee (the "Trustee"), under the Indenture dated as of October 7, 1996 (as supplemented, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture.

      WHEREAS, pursuant to Section 9.1(8) of the Indenture, the Company and the Trustee may enter into a supplemental indenture to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such actions shall not adversely affect the interests of the Holders of Securities of any series in any material respect; and

      WHEREAS, the Company and the Trustee desire to enter into this Second Supplemental Indenture.

      NOW, THEREFORE, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of all the present and future holders of the Securities as follows:

                                    ARTICLE I

                                  Modification

      Section 1.01 Section 11.2(a) of the Indenture shall be amended by inserting the following after the first sentence thereof:

      If required under the Federal Reserve Capital Adequacy Rules, the Company will obtain the prior approval of the Federal Reserve before exercising its redemption rights.

                                   ARTICLE II

                                  Miscellaneous

      Section 2.01 The Trustee accepts the trusts created by this Second Supplemental Indenture upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible or accountable in any manner whatsoever for or in respect of, and makes no representation with respect to, the validity or sufficiency of this Second Supplemental Indenture or the due execution hereof by the Company and shall not be responsible in any manner whatsoever for or in respect of the correctness of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

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      Section 2.02 Except as hereby expressly modified, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

      Section 2.03 This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

      IN WITNESS WHEREOF, each of CITIGROUP INC. and THE CHASE MANHATTAN BANK, as Trustee, has caused this Second Supplemental Indenture to be signed and acknowledged by one of its officers thereunto duly authorized, and its corporate seal to be affixed hereto, and the same to be attested by the signature of its Secretary or one of its Assistant Secretaries, all as of September 6, 2001.

                                    CITIGROUP INC.


                                    By:  /s/ Guy R. Whittaker
                                         -----------------------
                                         Name:  Guy R. Whittaker
                                         Title: Treasurer

Attest:

By:  /s/ Shelley J. Dropkin
     ----------------------


Corporate Seal

                                    THE CHASE MANHATTAN BANK


                                    By:   /s/ Francine Springer
                                          ---------------------
                                          Name:
                                          Title:
Attest:

By:  /s/ Walter I. Johnson, III
     --------------------------



Corporate Seal